UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 16, 2010

Grubb & Ellis Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-158111 (1933 Act)	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Ave., Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 16, 2010, we, through G&E HC REIT II Pocatello MOB, LLC, our wholly owned subsidiary, entered a loan agreement, with Sun Life Assurance Company of Canada, or the Lender, or the Sun Life Loan Agreement, to obtain a loan in the principal amount of $8,000,000, or the Sun Life Loan, in connection with our previous acquisition of a 98.75% ownership interest in the Pocatello East Medical Office Building located in Pocatello, Idaho, or the Pocatello East MOB property. As previously disclosed in our Current Report on Form 8-K filed on August 2, 2012, we acquired our interest in the Pocatello East MOB property through a joint venture with Pocatello Medical Office Partners, LLC, a unaffiliated third party, on July 27, 2010. The Sun Life Loan is evidenced by a promissory note in the principal amount of $8,000,000, an environmental indemnity agreement, a guaranty agreement, an assignment of rents agreement, and escrow and pledge agreement and is secured by a leasehold deed of trust and security agreement and fixture filing.

The material terms of the Sun Life Loan Agreement provide for: (i) a fixed interest rate of 6.00% per annum; (ii) a default interest rate of 11.00% per annum; (iii) a maturity date of October 1, 2020; (iv) a late charge fee equal to 4.0% of each monthly payment which is not paid when due under the loan agreement; (v) an interest only payment due October 1, 2010 and monthly interest and principal payments in the amount of $55,000 commencing on November 1, 2010; (vi) a prepayment restriction that does not allow us to prepay the loan prior to October 1, 2010; (vii) a prepayment indemnification whereby we shall indemnify the Lender against any loss, damage and expense the Lender incurs if the unpaid principal balance is paid prior to the maturity date for any reason except for a payment of the entire unpaid principal balance, with accrued and unpaid interest, made within 180 days of the maturity date or any application by the Lender of insurance proceeds or taking proceeds to reduce the loan amount pursuant to the terms of the Sun Life Loan Agreement. In addition, we shall pay to the Lender a prepayment premium in an amount equal to the greater of 1.0% of the then unpaid principal balance, plus accrued interest or a discounted yield maintenance prepayment fee, as defined in the Sun Life Loan Agreement, subject to certain exceptions pursuant to the terms of the Sun Life Loan Agreement; (viii) an acceleration fee to be paid by us to the Lender in the event of default in an amount equal to the greater of a 3.0% of the unpaid principal balance plus accrued interest or discounted yield maintenance prepayment fee, as defined in the Sun Life Loan Agreement. In addition to the rights of the Lender in the event of a default under the Sun Life Loan Agreement, as discussed above, the Lender has the right to terminate its obligations under the Sun Life Loan Agreement, accelerate the payment on any unpaid principal balance of the Sun Life Loan including interest thereon and foreclose on the Pocatello East MOB property.

The material terms of the promissory note, environmental indemnity agreement, guaranty of non-recourse carve outs agreement, escrow and pledge agreement, assignment leases and rents agreement and deed of trust are qualified in their entirety by the agreements attached as Exhibits 10.1 through 10.6, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Promissory Note by G&E HC REIT II Pocatello MOB, LLC, in favor of Sun Life Assurance Company of Canada, dated September 16, 2010

10.2 Environmental Indemnity Agreement by and between G&E HC REIT II Pocatello MOB, LLC and Sun Life Assurance Company of Canada, dated September 16, 2010

10.3 Guaranty of Non-Recourse Carve Outs by Grubb & Ellis Healthcare REIT II, Inc. in favor of Sun Life Assurance Company of Canada, dated September 16, 2010

10.4 Escrow and Pledge Agreement by and between G&E HC REIT II Pocatello MOB, LLC, Sun Life Assurance Company of Canada and Westcap Corporation, dated September 16, 2010

10.5 Assignment of Leases and Rents by Grubb & Ellis Healthcare REIT II, Inc. in favor of Sun Life Assurance Company of Canada, dated September 16, 2010

10.6 Leasehold Deed of Trust, Security Agreement and Fixture Filing by Grubb & Ellis Healthcare REIT II, Inc. in favor of Sun Life Assurance Company of Canada, dated September 16, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT II, Inc.

September 20, 2010	By:	/s/ Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Promissory Note by G&E HC REIT II Pocatello MOB, LLC, in favor of Sun Life Assurance Company of Canada, dated September 16, 2010
10.2	Environmental Indemnity Agreement by and between G&E HC REIT II Pocatello MOB, LLC and Sun Life Assurance Company of Canada, dated September 16, 2010
10.3	Guaranty of Non-Recourse Carve Outs by Grubb & Ellis Healthcare REIT II, Inc. in favor of Sun Life Assurance Company of Canada, dated September 16, 2010
10.4	Escrow and Pledge Agreement by and between G&E HC REIT II Pocatello MOB, LLC, Sun Life Assurance Company of Canada and Westcap Corporation, dated September 16, 2010
10.5	Assignment of Leases and Rents by Grubb & Ellis Healthcare REIT II, Inc. in favor of Sun Life Assurance Company of Canada, dated September 16, 2010
10.6	Leasehold Deed of Trust, Security Agreement and Fixture Filing by Grubb & Ellis Healthcare REIT II, Inc. in favor of Sun Life Assurance Company of Canada, dated September 16, 2010